PBF Logistics Increases Quarterly Distribution to $0.43 per Common Unit and
Announces Second Quarter 2016 Earnings Results

•	Completed first third-party acquisition

•	Second quarter net income of $16.3 million, or $0.41 per common unit, and EBITDA of $26.0 million

•	Increased quarterly distribution to $0.43 per common unit, representing a 43% increase versus the Partnership’s minimum quarterly distribution

PARSIPPANY, NJ – July 29, 2016 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today second quarter 2016 net income of $16.3 million, or $0.41 per common unit. During the second quarter, the Partnership generated cash from operations of approximately $17.0 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $26.0 million and distributable cash flow of $20.0 million. Included in our general and administrative expenses for the second quarter are $3.5 million, or $0.10 per common unit, of transaction expenses related to the acquisition of four refined products terminals (the “East Coast Terminals”) from an affiliate of Plains All American Pipeline L.P. and expenses related to unit-based compensation in conjunction with a senior executive retirement.

“During the second quarter our assets performed well and, with the completion of the East Coast Terminals acquisition in April, we increased our asset base and introduced third-party revenue to our growing business. The integration of the East Coast Terminals into our legacy East Coast assets went well and we have commenced the necessary infrastructure investments to expand the East Coast Terminals and generate additional revenue,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. “We are pleased that the board of directors has approved an increase in our quarterly distribution to $0.43 per common unit. We look forward to continuing to execute our growth strategy for the Partnership and create additional value for our unitholders.”

As of June 30, 2016, the Partnership had approximately $315 million of liquidity, including $49.9 million in cash and cash equivalents and access to approximately $265 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future drop-down and third-party acquisitions.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.43 per common unit. The distribution is payable on August 23, 2016, to unitholders of record at the close of business on August 9, 2016.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
This earnings release, and the discussion during the management conference call, may include references to non-GAAP financial measures including, but not limited to, EBITDA and distributable cash flow. PBFX’s management believes that non-GAAP financial measures provide useful information about the Partnership’s operating performance, financial results and the amount of cash generated by the Partnership’s operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP financial measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Friday, July 29, 2016, at 11:00 a.m. ET. The call can also be heard by dialing (888) 632-3381 or (785) 424-1678, conference ID: PBFXQ216. The audio replay will be available two hours after the end of the call through August 14, 2016, by dialing (800) 753-5575 or (402) 220-0683. The call is being webcast and can be accessed on the Partnership’s website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present our results of operations, related operational information, and a reconciliations of net income and net cash provided by operating activity to EBITDA and distributable cash flows (both as defined below) of PBFX for the three and six months ended June 30, 2016 and 2015.  The financial information presented contains the financial results of PBFX and the Delaware City Products Pipeline and Truck Rack prior to its acquisition by PBFX on May 14, 2015. The Delaware City Products Pipeline and Truck Rack include a products pipeline (the “Delaware City Products Pipeline”), truck rack and related facilities located at PBF Energy’s Delaware city refinery. The Delaware City Products Pipeline and Truck Rack were acquired from subsidiaries of our indirect parent company, PBF Energy Inc. (“PBF Energy”). The results of the Delaware City Products Pipeline and Truck Rack are included in the Transportation and Terminaling segment.
The Delaware City Products Pipeline was the only asset that recorded revenue for transactions with PBF Energy prior to our acquisition of the Delaware City Products Pipeline and Truck Rack from PBF Energy Company LLC (“PBF LLC”). Affiliate revenues have been recorded for the Delaware City Products Pipeline and Truck Rack subsequent to the commencement of the commercial agreements with PBF Energy.
On April 29, 2016, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), purchased four refined product terminals (the “East Coast Terminals”), including a storage facility to service the East Coast Terminals, from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”) which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third party revenue generated by the Delaware Pipeline Company (“DPC”) from charging fees for transporting refined products pursuant to an agreement with Morgan Stanley Capital Group Inc. prior to August 2013. Additionally, our results may not be comparable due to additional revenue, operating and maintenance expense and general and administrative expense associated with the East Coast Terminals.
As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.
Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define distributable cash flow as EBITDA plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. Distributable cash flow and EBITDA are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).
While EBITDA and distributable cash flow are not financial measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.
We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.
These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue:
Affiliates	$37,965	$34,868	$74,514	$67,713
Third-Party	2,694	—	2,694	—
Total revenue	40,659	34,868	77,208	67,713

Costs and expenses:
Operating and maintenance expenses	7,720	4,768	13,741	13,202
General and administrative expenses	6,909	3,729	9,474	6,791
Depreciation and amortization expense	2,142	1,637	3,782	3,270
Total costs and expenses	16,771	10,134	26,997	23,263

Income from operations	23,888	24,734	50,211	44,450

Other expense:
Interest expense, net	(7,212)	(4,624)	(14,018)	(6,418)
Amortization of loan fees	(422)	(306)	(845)	(467)
Net income	16,254	19,804	35,348	37,565
Less: Net income attributable to Predecessor	—	221	—	1,274
Net income attributable to the Partnership	$16,254	$19,583	$35,348	$36,291

Net income per limited partner unit:
Common units - basic	$0.41	$0.58	$0.94	$1.09
Common units - diluted	0.41	0.58	0.94	1.09
Subordinated units - basic and diluted	0.41	0.58	0.95	1.09

Weighted-average limited partner units outstanding:
Common units - basic	21,248,969	17,776,831	19,873,294	17,442,561
Common units - diluted	21,264,690	17,801,429	19,881,339	17,455,155
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

Cash distributions declared per unit	$0.43	$0.37	$0.85	$0.72

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Key Operating Information:
Throughput (barrels per day (“bpd”)) (c)
DCR Rail Terminal	41.7	47.5	36.0	48.1
DCR West Rack	9.9	11.4	10.4	24.2
Toledo Truck Terminal	18.8	13.7	17.6	10.0
Toledo Storage Facility (Propane Loading)	5.4	4.2	5.0	4.2
Delaware City Products Pipeline	60.4	49.3	48.2	48.7
Delaware City Truck Rack	34.4	36.4	32.3	36.4
East Coast Terminals	61.6	N/A	61.6	N/A
Total throughput (barrels)
DCR Rail Terminal	3,797.6	4,324.6	6,547.2	8,714.7
DCR West Rack	896.6	1,033.9	1,887.7	4,379.8
Toledo Truck Terminal	1,706.3	1,245.0	3,201.8	1,812.6
Toledo Storage Facility (Propane Loading)	489.6	385.4	910.6	757.2
Delaware City Products Pipeline	5,495.9	4,489.3	8,776.1	8,820.9
Delaware City Truck Rack	3,128.8	1,712.1	5,883.3	1,712.1
East Coast Terminals	3,821.4	N/A	3,821.4	N/A
Total	19,336.2	13,190.3	31,028.1	26,197.3

Storage capacity reserved (average shell capacity barrels per month) (d)
Toledo Storage Facility	3,574.6	3,484.7	3,614.6	3,583.6

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$16,998	$20,089	$42,843	$37,988
Investing activities	(1,699)	551	(2,278)	479
Financing activities	5,320	(34,159)	(9,360)	(45,972)
Net change in cash	$20,619	$(13,519)	$31,205	$(7,505)

Other Financial Information:
EBITDA attributable to PBFX (b)	$26,030	$26,063	$53,993	$46,183
Distributable cash flow (b)	$20,038	$22,119	$41,485	$41,365
Quarterly distribution declared per unit (e)	$0.43	$0.37	$0.85	$0.72
Distribution: (e)
Common units - public	$8,366	$6,049	$16,536	$11,773
Common units - PBF LLC	1,106	952	2,187	1,853
Subordinated units - PBF LLC	6,831	5,878	13,503	11,438
IDR holder - PBF LLC	882	151	1,639	181
Total distribution	$17,185	$13,030	$33,865	$25,245
Coverage ratio (b)	1.17x	1.70x	1.23x	1.64x
Capital expenditures (f)	$99,963	$144	$100,402	$220

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	June 30,	December 31,
Balance Sheet Information:	2016	2015

Cash, cash equivalents and marketable securities (g)	$186,027	$252,936
Property, plant and equipment, net	243,188	145,548
Total assets	458,582	422,902
Total debt (g)	570,842	599,635
Total liabilities	586,595	608,577
Partners’ equity	(128,013)	(185,675)
Total liabilities and equity	458,582	422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Reconciliation of net income to EBITDA and distributable cash flow (b):
Net income	$16,254	$19,804	$35,348	$37,565
Interest expense, net	7,212	4,624	14,018	6,418
Amortization of loan fees	422	306	845	467
Depreciation and amortization	2,142	1,637	3,782	3,270
EBITDA	26,030	26,371	53,993	47,720
Less: Predecessor EBITDA	—	308	—	1,537
EBITDA attributable to PBFX	26,030	26,063	53,993	46,183
Non-cash unit-based compensation expense	1,981	683	2,710	1,613
Interest expense, net	(7,212)	(4,627)	(14,018)	(6,431)
Maintenance capital expenditures	(761)	—	(1,200)	—
Distributable cash flow	$20,038	$22,119	$41,485	$41,365

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (b):
Net cash provided by operating activities	$16,998	$20,089	$42,843	$37,988
Change in current assets and liabilities	3,801	2,341	(158)	4,927
Interest expense, net	7,212	4,624	14,018	6,418
Non-cash unit-based compensation expense	(1,981)	(683)	(2,710)	(1,613)
EBITDA	26,030	26,371	53,993	47,720
Less: Predecessor EBITDA	—	308	—	1,537
EBITDA attributable to PBFX	26,030	26,063	53,993	46,183
Non-cash unit-based compensation expense	1,981	683	2,710	1,613
Interest expense, net	(7,212)	(4,627)	(14,018)	(6,431)
Maintenance capital expenditures	(761)	—	(1,200)	—
Distributable cash flow	$20,038	$22,119	$41,485	$41,365

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended June 30, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$35,297	$5,362	$—	$40,659
Depreciation and amortization expense	1,556	586	—	2,142
Income (loss) from operations	28,323	2,474	(6,909)	23,888
Interest expense, net and amortization of loan fees	—	—	7,634	7,634
Capital expenditures (f)	99,202	761	—	99,963

	Three Months Ended June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$29,642	$5,226	$—	$34,868
Depreciation and amortization expense	993	644	—	1,637
Income (loss) from operations	25,620	2,843	(3,729)	24,734
Interest expense, net and amortization of loan fees	—	—	4,930	4,930
Capital expenditures	144	—	—	144

	Six Months Ended June 30, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$66,364	$10,844	$—	$77,208
Depreciation and amortization expense	2,547	1,235	—	3,782
Income (loss) from operations	54,270	5,415	(9,474)	50,211
Interest expense, net and amortization of loan fees	—	—	14,863	14,863
Capital expenditures (f)	99,202	1,200	—	100,402

	Six Months Ended June 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$56,962	$10,751	$—	$67,713
Depreciation and amortization expense	1,984	1,286	—	3,270
Income (loss) from operations	45,422	5,819	(6,791)	44,450
Interest expense, net and amortization of loan fees	—	—	6,885	6,885
Capital expenditures	220	—	—	220

	Balance at June 30, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$214,721	$57,209	$186,652	$458,582

	Balance at December 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$112,826	$56,846	$253,230	$422,902

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 3. The Partnership’s results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - Delaware City Products Pipeline was the only asset that recorded revenue for transactions with PBF Energy prior to our acquisitions of the Delaware City Products Pipeline and Truck Rack from PBF LLC, as discussed under “Factors Affecting Comparability.” Commercial agreements with PBF Energy for the Delaware Products Pipeline and Truck Rack commenced subsequent to its acquisition by PBFX on May 14, 2015.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third party revenue generated by DPC from charging fees for transporting refined products pursuant to an agreement with Morgan Stanley Capital Group Inc. prior to August 2013. Additionally, our results may not be comparable due to additional revenue associated with the East Coast Terminals subsequent to the close of the acquisition.

(b)	See “Non-GAAP Financial Measures” on page 3 for definitions of EBITDA, distributable cash flow and coverage ratio.

(c)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisition of the Delaware City Products Pipeline and Truck Rack from PBF, with the exception of the Delaware City Products Pipeline which recognized revenue prior to its acquisition by PBFX and activity subsequent to the Plains Asset Purchase.

(d)	Operating information pertains to assets which are included in the Storage segment.

(e)	On July 29, 2016, we announced a quarterly cash distribution of $0.43 per common unit for the second quarter of 2016.

(f)	Capital expenditures include the Plains Asset Purchase of $98,336.

(g)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt. We believe this measurement is also useful to investors since our marketable securities fully collateralize our Term Loan and we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. The Partnership’s net debt as of June 30, 2016 and December 31, 2015 was $384,815 and $346,699, respectively.